Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 17, 2008 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting which appears in Overstock.com, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Salt Lake City, Utah
August 15, 2008